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Exhibit 99.1
Illumina Reports Financial Results for Second Quarter 2009
San Diego, Calif., July 21, 2009 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2009.
For the second quarter of 2009, Illumina reported revenue of $161.6 million, a 15% increase over the $140.2 million reported in the second quarter of 2008. The Company reported net income for the quarter of $24.7 million, or $0.18 per diluted share, compared to $12.7 million, or $0.09 per diluted share in the comparable period of 2008. Net income for the second quarter of 2009 included non-cash charges of $14.9 million in stock compensation expense associated with SFAS No. 123R, $4.8 million in non-cash interest expense associated with the adoption of FSP APB 14-1 and other items listed in the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Per Share.” Excluding the impact of these items, and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the second quarter of 2009 was $39.4 million, or $0.30 per diluted share, compared to $27.5 million, or $0.22 per diluted share, for the second quarter of 2008.
Gross margin in the second quarter of 2009 was 68.8% compared to 59.2% in the comparable period of 2008. Excluding the effect of non-cash charges associated with stock compensation, the amortization of intangibles, and the impairment of manufacturing equipment in the second quarter of 2008, non-GAAP gross margin was 70.6% for the second quarter of 2009 compared to 65.0% in the prior year period.
Research and development (R&D) expenses for the second quarter of 2009 were $33.1 million compared to $23.5 million in the second quarter of 2008. Second quarter 2009 R&D expenses included $5.0 million of non-cash stock compensation expense and $0.9 million of accrued contingent compensation associated with the Avantome acquisition. The comparable period in 2008 included $3.4 million of non-cash stock compensation expense. Excluding these charges, R&D expenses as a percentage of revenues were 16.8% compared to 14.3% in the prior year period.
Selling, general, and administrative (SG&A) expenses for the quarter were $41.9 million compared to $35.6 million for the second quarter of 2008. SG&A expenses include $8.6 million and $7.4 million of non-cash stock compensation expense in the second quarter of 2009 and 2008, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 20.6% compared to 20.1% in the prior year period.
The Company generated $39.4 million in cash flow from operations during the second quarter of 2009 compared to $37.2 million in the prior year period. Depreciation and amortization expenses were $7.9 million and capital expenditures were $14.0 million during the quarter. The Company ended the second quarter with $790 million in cash and investments compared to $728 million as of March 29, 2009.
Highlights since our last earnings release:
•	Launched the HumanOmni1-Quad BeadChip, a four sample microarray with over 1 million data points per sample that includes up-to-date content for all major classes of genetic variation, including 100,000 variants from the 1,000 Genomes Projects.

•	Launched Multi-Sample Indexing for the GoldenGate assay enabling researchers to screen up to 16 times as many samples per reaction while decreasing total reagent consumption, ideal for screening in the livestock and agriculture market as well as for whole-genome association target validation and quality control applications.

•	Announced software advancements for the Genome AnalyzerIIx which enable real-time analysis and provide a significant reduction in computing infrastructure requirements. These improvements enable researchers to increase their sequencing output up to 65%.

•	Launched the Personal Genome Sequencing Service offering whole human genome sequencing to consumers with a physician’s prescription for $48,000.

•	Received CLIA certification of Illumina’s services laboratory for high complexity testing.

•	Surpassed 300 scientific publications where the Genome Analyzer has been used for data generation, analysis or novel method development.

Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes tax-adjusted non-cash charges resulting from stock compensation expense, the incremental interest expense and gain on debt extinguishment associated with the adoption of FSP APB 14-1 “Accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement)” on December 29, 2008, acquired research and development, amortization expense related to intangible assets, the accrual of contingent compensation related to the Avantome acquisition, and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
We expect 2009 revenues to fall within the range of $690 to $720 million, representing year-over-year growth between 20% and 26%. We expect our gross margin percentage to be in the upper 60s. We expect non-GAAP earnings per fully diluted pro forma share between $1.13 and $1.23. We expect the full-year pro forma tax rate to be approximately 33% and stock compensation expense of approximately $62 million or a tax-adjusted amount of $0.31 per fully diluted pro forma share. The Company expects full-year weighted-average diluted shares outstanding for the measurement of pro forma amounts to be approximately 133 million.
For the third quarter of 2009, we expect revenues between $162 and $172 million. We expect earnings per fully diluted share of $0.26 to $0.30 assuming approximately 135 million shares. We expect stock compensation expense during the third quarter of approximately $16 million or a tax adjusted amount of $0.08 per fully diluted pro forma share.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, July 21, 2009. Interested parties may listen to the call by dialing 1-800-638-5495 (passcode: 29875910), or if outside North America, by dialing +1-617-614-3946 (passcode: 29875910). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.

A replay of the conference call will be available from 5:00pm Pacific Time (8:00pm Eastern Time) on July 21, 2009 through July 28, 2009 by dialing 1-888-286-8010 (passcode: 85375226), or if outside North America, by dialing +1-617-801-6888 (passcode: 85375226).

About Illumina
Illumina is a leading developer, manufacturer, and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. We provide a comprehensive line of proprietary products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, academic institutions, agriculture and livestock companies, pharmaceutical companies, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, interest expense and gain on debt extinguishment associated with the adoption of FSP APB 14-1, the amortization of intangible assets, expense related to acquired research and development, and compensation expense related to contingent consideration due to stockholders of Avantome, Inc. Per share amounts also include the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) to manufacture robust instrumentation and reagents technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
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CONTACT:
Investors:	Peter J. Fromen Senior Director Investor Relations 858.202.4507 pfromen@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 28, 2009	December 28, 2008 (a)
ASSETS

Current assets:
Cash and cash equivalents	$352,097	$327,024
Short-term investments	382,472	313,051
Accounts receivable, net	154,251	133,266
Inventory, net	70,666	73,431
Deferred tax assets, current portion	9,929	8,635
Prepaid expenses and other current assets	12,344	14,154

Total current assets	981,759	869,561

Property and equipment, net	103,907	89,436
Long-term investments	55,750	55,900
Goodwill	228,734	228,734
Intangible assets, net	44,805	47,755
Deferred tax assets, long-term portion	37,618	30,960
Other assets	24,595	4,825

Total assets	$1,477,168	$1,327,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$41,158	$29,204
Accrued liabilities	84,436	80,355
Long-term debt, current portion	279,703	276,889

Total current liabilities	405,297	386,448

Other long-term liabilities	21,835	18,946
Conversion option subject to cash settlement	110,296	123,110
Stockholders’ equity	939,740	798,667

Total liabilities and stockholders’ equity	$1,477,168	$1,327,171

(a)	Adjusted due to the adoption of FSP APB 14-1.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008 (a)	June 28, 2009	June 29, 2008 (a)

Revenue:
Product	$153,204	$128,552	$309,403	$239,235
Service and other	8,439	11,625	17,997	22,803

Total revenue	161,643	140,177	327,400	262,038

Costs and expenses:

Cost of product revenue (excluding impairment of manufacturing equipment and amortization of intangible assets) (b)	45,812	47,148	96,519	89,673
Cost of service and other revenue (b)	3,003	3,311	6,318	6,867
Research and development (b)	33,117	23,493	65,843	44,057
Selling, general and administrative (b)	41,939	35,616	84,770	69,443
Impairment of manufacturing equipment	—	4,069	—	4,069
Amortization of intangible assets	1,670	2,669	3,340	5,084

Total costs and expenses	125,541	116,306	256,790	219,193

Income from operations	36,102	23,871	70,610	42,845

Interest and other expense, net	(1,079)	(3,682)	(6,236)	(4,525)

Income before income taxes	35,023	20,189	64,374	38,320

Provision for income taxes	10,335	7,530	20,875	14,919

Net income	$24,688	$12,659	$43,499	$23,401

Net income per basic share	$0.20	$0.11	$0.35	$0.21

Net income per diluted share	$0.18	0.09	0.32	0.18

Shares used in calculating basic net income per share	123,511	113,574	122,633	112,620

Shares used in calculating diluted net income per share	139,465	133,396	136,220	130,462

(a)	Adjusted for the required retroactive adoption of FSP APB 14-1.

(b)	Includes total share-based compensation expense for employee stock options and stock purchases:

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Cost of product revenue	$1,198	$1,337	$2,472	$2,642
Cost of service and other revenue	143	80	284	179
Research and development	4,979	3,448	9,601	6,754
Selling, general and administrative	8,581	7,410	17,404	13,556

Share-based compensation expense before taxes	$14,901	$12,275	$29,761	$23,131

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net cash provided by operating activities	$39,369	$37,222	$90,117	$10,468
Net cash used in investing activities	(73,310)	(37,384)	(113,128)	(81,507)
Net cash provided by financing activities	39,133	14,171	46,946	30,150
Effect of foreign currency translation on cash and cash equivalents	(4,241)	345	1,138	(1,084)

Increase (decrease) in cash and cash equivalents	951	14,354	25,073	(41,973)
Cash and cash equivalents, beginning of period	351,146	118,614	327,024	174,941

Cash and cash equivalents, end of period	$352,097	$132,968	$352,097	$132,968

Calculation of free cash flow (a):
Net cash provided by operating activities	$39,369	$37,222	$90,117	$10,468
Purchases of property and equipment	(14,022)	(22,859)	(26,591)	(29,823)

Free cash flow	$25,347	$14,363	$63,526	$(19,355)

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
GAAP net income per share — diluted	$0.18	$0.09	$0.32	$0.18
Pro forma impact of weighted average shares	0.01	0.02	0.01	0.01
Adjustments to net income:
Pro forma impact of share-based compensation expense	0.08	0.06	0.16	0.13
Pro forma impact of non-cash interest expense (a)	0.02	0.02	0.05	0.04
Other pro forma adjustments	0.01	0.03	0.04	0.05

Non-GAAP net income per share — diluted (b)	$0.30	$0.22	$0.58	$0.41

Shares used in calculating non-GAAP diluted net income per share	132,329	125,310	129,084	122,376

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$24,688	$12,659	$43,499	$23,401
Share-based compensation expense	14,901	12,275	29,761	23,131
Non-cash interest expense (a)	4,758	4,512	9,476	8,935
Impairment of manufacturing equipment	—	4,069	—	4,069
Amortization of intangible assets	1,670	2,669	3,340	5,084
Compensation expense (c)	919	—	1,838	—
Acquired research and development	—	—	2,000	—
Gain on exstingiushment of debt	—	—	(767)	—
Pro forma impact on tax expense:
share-based compensation	(4,683)	(4,462)	(9,536)	(7,798)
non-cash interest expense	(1,783)	(1,773)	(3,603)	(3,510)
other pro forma adjustments	(1,086)	(2,498)	(1,194)	(3,377)

Non-GAAP tax expense (d)	(7,552)	(8,733)	(14,333)	(14,685)

Non-GAAP net income (a)	$39,384	$27,451	$74,814	$49,935

(a)	Non-cash interest expense was recorded due to the adoption of FSP APB 14-1. This expense reflects the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(b)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income is a key driver of our core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(d)	Non-GAAP tax expense is higher than GAAP tax expense because the pro forma adjustments increase net income.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
GAAP gross margin	68.8%	59.2%	67.6%	59.7%
Share-based compensation expense	0.8%	1.0%	0.8%	1.1%
Impairment of manufacturing equipment	—	2.9%	—	1.6%
Amortization of intangible assets	1.0%	1.9%	1.0%	1.9%

Non-GAAP gross margin	70.6%	65.0%	69.4%	64.2%

Research and development expense	20.5%	16.8%	20.1%	16.8%
Share-based compensation expense	(3.1%)	(2.5%)	(2.9%)	(2.6%)
Compensation expense (a)	(0.6%)	—	(0.6%)	—
Acquired research and development	—	—	(0.6%)	—

Non-GAAP research and development expense	16.8%	14.3%	16.0%	14.2%

Selling, general and administrative expense	25.9%	25.4%	25.9%	26.5%
Share-based compensation expense	(5.3%)	(5.3%)	(5.3%)	(5.2%)

Non-GAAP selling, general and administrative expense	20.6%	20.1%	20.6%	21.3%

GAAP operating margin	22.3%	17.0%	21.6%	16.4%
Share-based compensation expense	9.2%	8.8%	9.1%	8.8%
Impairment of manufacturing equipment	—	2.9%	—	1.6%
Amortization of intangible assets	1.0%	1.9%	1.0%	1.9%
Compensation expense (a)	0.6%	—	0.6%	—
Acquired research and development	—	—	0.6%	—

Non-GAAP operating margin (b)	33.2%	30.6%	32.8%	28.7%

(a)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(b)	Non-GAAP operating margin excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross margin, included within the non-GAAP operating margin, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES:

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net cash provided by operating activities	$39,369	$37,222	$90,117	$10,468
Litigation settlements paid in cash (a)	—	—	—	54,536

Non-GAAP net cash provided by operating activities (b)	$39,369	$37,222	$90,117	$65,004

(a)	The Company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements. Of the total $90.5 million payments, $54.5 million was charged to expense during the fourth quarter of 2007 and $36.0 million was recorded as an intangible asset.

(b)	Non-GAAP cash provided by operating activities is a key driver of our core operating performance. Management has excluded the cash effect of the litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
The financial guidance provided below is an estimate based on information available as of July 21, 2009. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2008, the Company’s Form 10-Q for the fiscal quarter ended March 29, 2009 and the Company’s Form 10-Q for the fiscal quarter ended June 28, 2009 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share
Fiscal Year 2009
Non-GAAP	$1.13 - $1.23
Share-based compensation expense (a)	($0.31)
Non-cash interest expense (b)	($0.09)
Other non-GAAP adjustments (c)	($0.10)

GAAP	$0.63 - $0.73

Q3 2009
Non-GAAP	$0.26 - $0.30
Share-based compensation expense (a)	($0.08)
Non-cash interest expense (b)	($0.02)
Other non-GAAP adjustments (c)	($0.02)

GAAP	$0.14 - $0.18

(a)	Share-based compensation expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q3 2009, net of tax effects.

(b)	Non-cash interest expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q3 2009, net of tax effects. The initial expense has been recorded due to the adoption of FSP APB 14-1 and is calculated as the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(c)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2009 and Q3 2009 from the amortization of intangible assets, compensation expense for the contingent consideration due to stockholders of Avantome, Inc. and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Additionally, included in Other non-GAAP adjustments for fiscal year 2009 is the estimated impact on diluted net income per share from the gain on extinguishment of debt due to the application of the new guidance under FSP APB 14-1 and acquired research and development, net of tax effects.